Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement             [  ]  Confidential, for use of
                                                    the Commission only
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MICROS-TO-MAINFRAMES, INC.
                        ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                Not Applicable
                       -----------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
   (1)     Title of each class of securities to which transaction applies:
   (2)     Aggregate number of securities to which transaction applies:
   (3)     Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11:1
   (4)     Proposed maximum aggregate value of transaction:
   (5)     Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)     Amount Previously Paid: $______________
   (2)     Form, Schedule or Registration Statement No.: _________________
   (3)     Filing Party: _________________
   (4)     Date Filed: __________________

                           MICROS-TO-MAINFRAMES, INC.
                              614 Corporate Way
                        Valley Cottage, New York 10989

                           Notice of Annual Meeting

To our Shareholders:

       Our Annual Meeting of Shareholders will be held on Friday, November 8, 2002, at our corporate office, 614 Corporate Way, Valley Cottage, New York at 9:30 a.m. At the meeting, we will ask shareholders:

  1.      To elect six (6) Directors to serve for the ensuing year;

  2.      To approve our 2002 Long-Term Performance Plan; and

  3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    You must be a shareholder of record as of the close of business on September 20, 2002, to be entitled to notice of, and to vote at, the 2002 Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder.

                           By Order of the Board of Directors,

Valley Cottage, New York
September 24, 2002		Frank T. Wong, Secretary


                         Your Vote is Important

	Whether or not you plan to attend the 2002 Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it to us in the enclosed envelope. You may revoke your proxy at any time before it is voted. If you do execute a proxy, you may still attend the 2002
Annual Meeting and vote in person if you prefer.

                         MICROS-TO-MAINFRAMES, INC.
                             614 Corporate Way
                       Valley Cottage, New York 10989

                              PROXY STATEMENT

                     Information About the Annual Meeting

Information About Attending the Annual Meeting

	Our 2002 Annual Meeting of Shareholders will be held at our corporate offices located at 614 Corporate Way, Valley Cottage, New York on Friday, November 8, 2002 at 9:30 a.m.. All shareholders of record at the close of business on September 20, 2002, may attend and vote at the Annual Meeting.

Information About This Proxy Statement

        We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. We began mailing these proxy materials on September 24, 2002 to all shareholders of record as of the close of business on September 20, 2002. We will bear the entire expense of soliciting these proxies by use of the mails.

Information About Voting

    You can vote on matters coming before the Annual Meeting by proxy or in person:

       *    For all, some or none of the nominees for Director;

       *    For or against approval of our 2002 Long-Term Performance Plan.

     If you vote by proxy, you can vote by signing, dating and returning the proxy card. If you do this, the individuals named on the card will be your proxies and they will vote your shares in the manner you indicate.

    If you do not indicate instructions on the card, your proxies will vote your shares FOR the election of all nominees for Director and FOR our 2002 Long-Term Performance Plan.

    The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting or any of the nominees for Director is not available for election, your proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the proxy card is marked to the contrary.

If you vote in person, you may attend the Annual Meeting and cast your vote there. You may do this even if you have signed and returned the enclosed proxy card.

      You may revoke the proxy at any time before it is voted by:

   *   Sending a written notice of revocation to our Secretary, Frank T. Wong,

   *   Delivering a later dated proxy, or

   *   Voting in person at the Annual Meeting.

   If you want to vote at the 2002 Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.

Information About Votes Necessary for Action to be Taken
As of September 20, 2002, we had outstanding 4,736,502 shares of common stock, our only securities entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on September 20, 2002, will be entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on September 20, 2002, is necessary to have a quorum allowing us to conduct business at the Annual Meeting.

The following votes are required to approve each Proposal at the Annual Meeting:

   * A plurality of all the votes cast for Directors will elect six Directors. This means that the six nominees for Director with the most votes will be elected.

   * A majority of the votes cast will approve our 2002 Long-Term Performance Plan.

    Proxies marked "abstain" with respect to proposals other than the election of directors and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

                             Proposal 1.
                Election of Six (6) Nominees as Directors

	At the Annual Meeting, six (6) Directors will be nominated for election to our Board of Directors. Directors serve until the next annual meeting of shareholders and until their successors are duly elected and qualify. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which we do not expect, the proxies will be voted for the substitute nominee as we may select. The proxies cannot be voted for more than six Directors at the Annual Meeting.

	Proxies not marked to the contrary will be voted "FOR" the election of the following six persons:

Name                   Age              Position           Director Since
-----------------      ----     ------------------------   --------------
Steven H. Rothman       53      Chairman of the Board of
                                 Directors                       1986

Howard Pavony           51      Chief Executive Officer,         1986
                                President and a Director

William Lerner*         68      Director                         1995

Arnold J. Wasserman*!   64      Director                         1998

Alvin E. Nashman*       74      Director                         1998

James W. Davis*         54      Director                         2000

----------------------------
* Member of the Audit Committee and Compensation Committee.
! Lead independent director

	Steven H. Rothman has served as Chairman of our Board of Directors since September 1, 2002. From May 1986 to August 2002 he served as our President. He served as our Chief Executive Officer from September 1996 to August 2002 and as Co-Chief Executive Officer from May 1986 to August 1996. He has been a Director since 1986.

        Howard A. Pavony has served as our Chief Executive Officer and President since September 1, 2002. From September 1986 to August 2002, he served as Chairman of our Board of Directors, and from May 1986 to August 1986 as Co-Chief Executive Officer and Vice President. He has been a Director since 1986.

        William Lerner has served as a Director of our company since September 1995. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is a director of Seitel, Inc. (NYSE), which develops and maintains a seismic data library for the oil and gas industry; Rent-way, Inc. (NYSE), engaged in the rental-purchase industry; and Cortland Trust, Inc., a money market mutual fund distributed primarily through securities brokerage firms and commercial banks.

        Arnold J. Wasserman has served as a Director of our company since March 1998 and is the Chairman of our Audit Committee. He also is lead independent director. Mr. Wasserman has, for the past 34 years, been a principal of P & A Associates, a leasing/consulting firm. He is a director of Stratasys, Inc. (Nasdaq National Market), which manufactures rapid prototyping systems and materials.

        Alvin E. Nashman has served as a Director of our company since August 1998 and is our Chairman of our Compensation Committee. He has been an independent consultant in the field of computer service for the past ten years.

	James W. Davis has been a Director of our company since June 2000. Since January 1999, he has been Senior Partner at Key West Technologies, LLC., which provides consulting services with regard to technology, e-commerce, the Internet and business management. From January 1997 through January 1999, he served as the President and Chief Executive Officer of MRT micro, ASA/Inc., a communications software company. From September 1996 to January 1997, Mr. Davis was a Visiting Research Scholar at the Communications Technology Center at Florida Atlantic University.

	Our Board of Directors has two standing committees -- the Audit Committee and the Compensation Committee. During the year ended March 31, 2002, our Board of Directors held six meetings, the Audit Committee held two meetings, and the Compensation Committee held one meeting. In addition, the Chairman of the Audit Committee meets with our independent auditors in connection with their review of our quarterly financial statements. During the year ended March 31, 2002, each incumbent Director attended at least 75% of the total number of Board of Directors meetings and meetings of committees on which he served, except that William Lerner attended 44% of the meetings.


Director Fees

	Each Director who is not an employee is entitled to receive an annual fee of $9,000, plus $1,500 for each Board meeting attended and $250 for each Board meeting participated in by telephone. Members of the Audit Committee and Compensation Committee are appointed annually and serve at the discretion of the Board of Directors. The Chairman of the Audit Committee and Compensation Committee each receives $3,500 per year and each other member of those committees receive $2,500 per year. Members of the Audit Committee receive an additional $250 for each meeting attended not held on the same day as a meeting of the Board. For serving as a director, independent directors who served over three years each received in September 2001 options to purchase 30,000 shares of common stock, vesting over a three years term through September 2003. One director who served less than three years, received options in September 2001 to purchase 20,000 shares of common stock, vesting in September 2002 and 2003. The lead independent director receives an additional $1,000 per month.

Audit Committee

The Audit Committee, consisting of Arnold J. Wasserman (Chairman),
Alvin E. Nashman, William Lerner and James W. Davis, assists the Board of Directors by recommending the engagement of independent public accountants, reviewing and considering actions of our management in matters relating to audit functions, reviewing with independent public accountants the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.

The Board of Directors has adopted a charter for the Audit
Committee. A copy of the Audit Committee's Charter was appended to our Proxy Statement for our Annual Meeting of Shareholders in October 2001. All members of the Audit Committee are "independent" within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

	The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference to such filing.

Executive Compensation

The following table sets forth the aggregate compensation earned by, paid to, or accrued for our chief executive officer and each other executive officer whose aggregate compensation, was in excess of $100,000, based on their salary and bonus for the fiscal year ended March 31, 2002.

                                                                       Long-Term
                           Annual Compensation                        	Compensation
                          --------------------                         --------------
                                                          Other(1)      Securities
Name and Principal                                        Annual      	Underlying
Position                  Year    Salary($)   Bonus($)   Compensation   Option(#)
------------------------------------------------------------------------------------
Howard Pavony              2002   $258,750     $  0       $   0             -
Chairman of the Board      2001   $247,500     $20,000    $   0             -
                           2000   $237,500     $20,000    $41,488(1)      24,000

Steven H. Rothman          2002   $258,750     $  0       $   0             -
President and CEO          2001   $247,500     $20,000    $   0             -
                           2000   $237,500     $20,000    $40,916(1)      24,000

Anthony Travaglini (2)     2002   $185,417    $   0       $   0              -
Chief Technology Officer   2001   $175,000    $   0       $   0              -
                           2000   $128,654    $   0       $   0              -
------------------------------------------------------------------------------------

(1) Other compensation primarily represents amounts paid by the Company for life insurance premiums and leased automobiles that are used in business by the executives.


(2)   Mr. Travaglini terminated his employment on February 28, 2002

Option Grants In Last Fiscal Year

	The table below includes information concerning options granted to the executive officers named in the Summary Compensation Table during the year ended March 31, 2002.


			     		   Individual Grants
                       ------------------------------------------------          Potential Realizable
                        Number of       Percent of                               Value at Assumed
                        Securities      Total Options                            Annual Rates of
                        Underlying      Granted to      Exercise of             Price Appreciation
                        Options         Employees in    Base Price  Expiration     for Option Term
Name                    Granted         Fiscal Year       ($/Sh)        Date          5%        10%
-------------           ---------       ------------    -----------  ---------    -------  -------

Howard Pavony          50,000           14.3%            $1.29        9-10-2012   $6,515  $ 10,375
Steven H. Rothman      50,000           14.3%            $1.29        9-10-2012   $6,515  $ 10,375
Anthony Travaglini          0              0               -              -
__________________


Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

	The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during the year ended March 31, 2002.


                                                        Number of
                                                        Securities       Value of
                                                        Underlying       Unexercised
                                                        Unexercised      In-The-Money
                         Shares                         Options          Options
                         Acquired                       at FY-End (#)    at FY-End(2)
                         on             Value           Exercisable/     Exercisable/
Name                     Exercise (#)   Realized ($)(1) Unexercisable    Unexercisable
-----------------       ----------      --------------  -------------    -------------

Howard Pavony             0               0               134,000/0     $68,500/0

Steven H. Rothman         0               0               134,000/0     $68,500/0

Anthony Travaglini (3)    0               0                    0/0            0/0
------------------------------



(1)	Calculated by determining the difference between the last sale price of our company's common stock on the date of exercise as reported by the Nasdaq National Market and the exercise price.

(2) 	Calculated by determining the difference between $1.37 (the last sale price of our common stock on March 31, 2002 as reported by the Nasdaq National Market) and the exercise price of the shares of our common stock underlying the options.

(3) 	Mr. Travaglini terminated his employment on February 28, 2002.

Employment Agreements

	Steven H. Rothman, Chairman of our Board of Directors, and Howard Pavony, our President and Chief Executive Officer, are employed under employment agreements whose terms expired on September 1, 2002, but have been extended for an additional year on the same terms as the prior one-year extension of their employment agreements. Each is entitled to an annual salary of $265,000, plus a performance bonus based upon our attainment of specified levels of pre-tax income. The bonus is $5,000 plus 5% of pre-tax income in excess of $400,000 and 6% of pre-tax income in excess of $500,000, provided pre-tax income is at least $400,000. The bonus may not exceed 60% of the executive's salary. Each executive is entitled to an automobile the costs for which we are responsible, and another automobile the lease and related costs for which the executive is required to reimburse us. We maintain a $1,000,000 life insurance policy on each executive's life, payable to the beneficiaries named by him, and maintain disability insurance for the benefit of each executive which will pay $150,000 per annum to him in the event of his permanent disability. In the event that there is a change in control of Micros-to-Mainframes, Inc., the executive will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his annual salary as then in effect.

	Until the termination of his employment on February 28, 2002, Anthony Travaglini was employed under an employment agreement which provided for a base salary of $185,000 for the fiscal year ended March 31, 2002, plus bonus and stock options based on the earnings of our business with respect to which Mr. Travaglini had management responsibility. The agreement also provided for a car allowance of $500 per month.

Stock Option Plans

	We have adopted the following stock plans: the 1993 Stock Option Plan, which provides for the grant of options to purchase 250,000 shares of common stock; the 1996 Stock Option Plan, which provides for the grant of options to purchase 350,000 shares of common stock; the 1998 Stock Option Plan, which provides for the grant of options to purchase 250,000 shares of common stock, and the 2000 Long Term Performance Plan, which provides for stock awards of up to 350,000 shares of common stock. Employees (including officers), directors and others who provide services to our company and its subsidiaries are eligible to participate in the plans. The plans are administered by the Board of Directors or the Compensation Committee.

	Options granted under the plans may be incentive stock options or ISOs (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), or non-qualified stock options. Non-qualified stock options may be granted in tandem with stock appreciation rights. The exercise price of options may not be less than 100% of the fair market value of the common stock as of the date of grant, except that this limitation does not apply to options granted under the 1998 Stock Option Plan and the exercise price of ISOs granted to an employee who owns more than ten percent of the outstanding common stock may not be less than 110% of the fair market value as of the date of grant. Options may not be exercised more than 10 years after the date of grant, or five years in the case of ISOs granted to an employee who owns more than 10% of the outstanding common stock. An option may be exercised by tendering payment of the purchase price to us or, at the discretion of our Board of Directors or Compensation Committee, by delivery of shares of common stock having a fair market value equal to the exercise price. The number of shares that may be acquired upon exercise of an option and the exercise price of an option are subject to adjustment in the event of a merger, recapitalization, stock split or stock dividend.

	The 2000 Long Term Performance Plan permits the grant of any form of award, including stock options, stock appreciation rights, and stock or cash awards. Awards under the 2000 Long Term Performance Plan may be in stock or denominated in units of stock, which may be subject to restrictions on transfer and include forfeiture provisions.

	As of September 20, 2002, options to purchase 847,334 shares were outstanding, and options to purchase 196,500 shares were available for future grants.

	The following table sets forth certain information as of the fiscal year ended March 31, 2002 with respect to our compensation plans
(including individual compensations arrangements).

              EQUITY COMPENSATION PLAN INFORMATION TABLE

___________________________________________________________________________________________________
                         (a)                              (b)                    (c)
___________________________________________________________________________________________________
Plan Category      Number of securities to          Weighted-average      Number of securities
                   be issued upon exercise          exercise price of     remaining available for
                   of outstanding options,          outstanding options,  future issuance under.
                   warrants and rights              warrants and rights   equity compensation
                                                                          plans (excluding
                                                                          securities reflected in
                                                                          column (a))
_____________________________________________________________________________________________________
Equity compensation
plans approved by
security holders               1,100,334                  $2.61                133,500
_____________________________________________________________________________________________________
Equity compensation
plans not approved by
security holders                  -                          -                    -
_____________________________________________________________________________________________________
Total                          1,100,334                  $2.61                133,500
_____________________________________________________________________________________________________


Compensation Committee Report On Executive Compensation

	The Compensation Committee is composed of Alvin E. Nashman (Chairman), Arnold J. Wasserman, William Lerner and James W. Davis. The responsibilities of our committee include reviewing our incentive plans, reviewing and approving the compensation of our executive officers, and determining the option awards given to our officers. Members of the Committee have never served as our officers or employees or officers or employees of any of our subsidiaries. During the last year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

Report By Compensation Committee

	Philosophy

	The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The compensation for executive officers and management is designed to be competitive, reward exceptional performance and align the interest of executive officers with the interests of shareholders.

	The total direct compensation package for our executives, including the Chairman of the Board of Directors and the Chief Executive Officer and President, is made up of three elements: (i) a competitive base salary; (ii) short-term incentives, including bonuses based on the achievement of individual and business performance objectives; and (iii) long term incentives, including stock options and other stock based awards.

	Salary

	The Compensation Committee believes that the basic philosophy regarding salaries to be followed is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The salaries of Steven H. Rothman, the Chairman of our Board of Directors, and Howard Pavony, our Chief Executive Officer and President, are determined by the terms of their employment contracts. Apart from contractual commitments, the Compensation Committee will also consider demonstrated loyalty and commitment and the competitive salaries offered by similar companies to attract and retain executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to an other employees. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of our company and the compensation philosophy of our company.

	Bonuses

	Bonus incentives are structured so that if we achieve our target goals, the incentive bonuses for the executives could be a significant percentage of base salary. This policy is designed to further motivate individuals to improve performance. No bonuses were awarded to our executive officers during the fiscal year ended March 31, 2002.

	Stock Options

	Executives are eligible for annual stock option grants under our stock option plans. The number of options granted, or shares awarded, to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide an incentive to that individual to make a long term commitment to remain with Micros-to Mainframes, Inc. By giving to executives an equity interest in our company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

                                         Respectfully Submitted,

                                         The Compensation Committee:
                                         Alvin E. Nashman, Chairman
                                         James W. Davis
                                         William Lerner
                                         Arnold J. Wasserman

Dated:  September 12, 2002

Performance Graph

	The graph below compares the cumulative shareholder return of the Company with the cumulative return on the Standard & Poor's SmallCap Index and a Peer Group Index and a Peer Group Index assuming a $100 investment made on March 31, 1997. Cumulative return data presented assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

		 Comparison of Five-Year Cumulative Total Return*
        Micros-To-Mainframes, Inc., Standard & Poor's SmallCap And Peer Group
                     (Performance Results Through 3/31/02)

                                                 Indexed Returns

Company/Index                                      At March 31:
                             --------------------------------------------------
                              1997      1998    1999     2000    2001     2002
MICROS-TO-MAINFRAMES, INC      100.00   88.03    108.00  460.00   34.86    42.45
STANDARD & POORS SMALLCAP      100.00  147.36    118.98  154.44  149.54   181.05
PEER GROUP                     100.00  126.57     74.93  174.13   49.46    36.13




Audit Committee Report

    The following is the report of our Audit Committee with respect to our audited financial statements for the year ended March 31, 2002.

Review with Management:

     We have reviewed and discussed our audited financial statements with management.


Review and Discussions with Independent Public Accountants:

     The Committee has discussed with Goldstein Golub Kessler LLP ("GGK"), our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditors judgments about the quality of our accounting principles as applied to its financial reporting.

     Goldstein Golub Kessler LLP ("GGK"), certified public accountants, has a continuing relationship with American Express Tax and Business

Services Inc. ("TBS") from which it leases auditing staff who are full-time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. Other services, which consist principally of tax advice and which do not include Financial Information System Design and Implementation fees, have been provided by TBS.

	The following table sets forth the fees billed by Goldstein Golub Kessler for services performed during the fiscal year ended March 31, 2002:

                        Audit fees......................        $74,500
                        Financial information design and
                           implementation fees  .......          None
                        All other fees.................         $13,866

	The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of our principal accountants.

	The Committee also has received written disclosures and the letter from Goldstein Golub Kessler that is required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Goldstein Golub Kessler its independence.

Conclusion:

	Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Arnold J. Wasserman, Chairman
Alvin E. Nashman
William Lerner
James W. Davis

	The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference to such filing.

	The Board of Directors Recommends that You Vote "For" the Election of the Nominees Named Above (Proposal 1).

                                  Proposal 2.
             Approval and Adoption of the Micros-To-Mainframes, Inc.
                         2002 Long-Term Performance Plan

Description of 2002 Plan

	Our Board of Directors has adopted the Micros-to-Mainframes, Inc. 2002 Long-Term Performance Plan (the "2002 Plan"), and joins with our management in asking for your support of this proposal. Competition for key employees is very intense. To secure top talent, we need to have competitive compensation programs, including equity based awards. The 2002 Plan is integral to our compensation strategies and programs, and with shareholder approval of the 2002 Plan, we expect to continue our efforts to use stock options to incentivize and retain executive employees with critical skills.

	The 2002 Plan provides for stock awards of up to 250,000 shares. The 2002 Plan permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights ("SAR's") and stock and cash awards, whether granted singly, in combination or in tandem.
Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the 2002 Plan) on the date of grant and it is expected that options and SAR's will typically be granted for periods of 10 years or less. The 2002 Plan also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions or transfer and/or forfeiture provisions.

	For purposes of determining the number of shares of common stock issued under the 2002 Plan, no shares will be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 2002 Plan. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards shall be available for future issuance under the 2002 Plan. Further, shares tendered to or withheld by us in connection with the exercise of stock options, or the payment of tax withholding on any award, will also be available for future issuance under the 2002 Plan.

	We intend that the 2002 Plan will be administered by the Compensation Committee (or any successor committee), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 2002 Plan, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 2002 Plan as it may deem necessary or proper. The Committee may delegate certain of its duties, power and authority to our officers, pursuant to such conditions and limitations as the Committee may establish. The 2002 Plan may not be amended to increase the maximum number of shares that may be issued under the 2002 Plan (except for adjustments pursuant to Section 14 of the 2002 Plan) or to permit the granting of stock options or SAR's with exercise or grant prices lower than those specified in Section 6 of the 2002 Plan without stockholder approval.

	Awards under the 2002 Plan may be made to employees of, and other individuals providing services to, Micros-to-Mainframes or its subsidiaries. Participants in the 2002 Plan will be recommended by management, and the Committee intends to review and act on all 2002 Plan grants and awards for officers and certain other senior management positions.

	The 2002 Plan has been designed to meet the requirements of section 162(m) of the Internal Revenue Code for stock options and SAR's. In addition, the 2002 Plan contains performance criteria for future long-term incentive awards to qualify those awards for tax deductibility under section 162(m). Those criteria consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit return and margins, stock price and working capital.

	The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. These terms apply to "covered employees" as defined in section 162(m), which include our chief executive officer and the four other most highly compensated executive officers of our company.

	The foregoing summary of the terms and features of the 2002 Plan is qualified by reference to the 2002 Plan itself.

Federal Income Tax Consequences

	In general, under the Internal Revenue Code as presently in effect, a participant in the Plan will not be deemed to recognize any income for Federal Income Tax purposes at the time an option or stock appreciation right ("SAR") is granted or a restricted stock award is made, nor will we be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

    1. In the case of an exercise of a stock option other than an ISO, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

    2. In the case of an exercise of an SAR, the participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

    3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the participant will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable as ordinary income until the year in which the participant's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the participant may elect to recognize income when the stock is received, rather than when the interest in the stock is received, the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the participant makes this election, the amount taxed to the participant as ordinary income is determined as of the date of receipt of the restricted stock.

    4. In the case of ISO's, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISO's to be treated as described above, the participant must remain employed by us (or a subsidiary in which we hold at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three-month period is extended to one year if the participant's employment terminates on account of disability. If the participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an option as described in paragraph 5 below. A participant who exercises an ISO might also be subject to an alternative minimum tax.

    5. Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of Income on restricted stock, we will generally be allowed an income tax deduction equal to the ordinary income recognized by a participant. We will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and we will generally be entitled to a deduction in the same amount.

    6. Pursuant to section 162(m) of the Code, we may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is our chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We believe that compensation attributable to stock options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise be treated as qualified performance-based awards.

	The Board of Directors Recommends That You Vote "For" the Approval and Adoption of the Micros-To-Mainframes, Inc. 2002 Long-Term Performance Plan (Proposal 2).

                             Securities Ownership

	The following table indicates how many shares of common stock were beneficially owned, as of September 20, 2002 by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table and (4) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a person has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or
become exercisable within 60 days.   For purposes of computing the
percentage of outstanding shares held by each person or group of persons named above on September 20, 2002, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 4,748,869 shares outstanding on September 20, 2002.


Name and Address             Amount and Nature
of Beneficial Owner        of Beneficial Ownership          Percent of
                               Common Stock           Outstanding Shares Owned
-------------------------  ----------------------     ------------------------
Steven H. Rothman(1)             920,486 (2)(3)                 18.5%

Howard Pavony(1)                 914,456(2)                     18.4%

William Lerner
423 East Beau Street
Washington, PA  15301             50,500(4)                      1.0%

Arnold Wasserman
1 Brookwood Drive
West Caldwell, NJ 07006           55,500(4)                      1.1%

Alvin E. Nashman
3609 Ridgeway Terrace
Falls Church, VA 22044            45,500(4)                       *

James W. Davis
17300 Boca Club Blvd.
Boca Raton, Fl 33487              35,000(4)                       *


Anthony Travaglini(5)            238,565(6)                      4.9%
17 Elliots Alley
Valley Cottage, NY 10989


All directors and
executive officers
as a group (7  persons)         2,035,697(7)                     39.04%
__________________________
* Represents less than 1%.

(1)    	The address of this person is c/o Micros-to-Mainframes, Inc.,
        614 Corporate Way, Valley       Cottage, New York 10989.

(2)	Includes 134,000 shares that he may acquire upon exercise of currently exercisable options.

(3) 	Includes 1,125 shares held by his spouse.

(4) 	Represents shares that he may acquire upon exercise of currently exercisable options.

(5)    	Mr. Travaglini terminated his employment on February 28, 2002.

(6)    	Based upon information available to us from our transfer agent as of August 15, 2002. Includes warrants to purchase 50,000 shares at an exercise price of $2.92 per share.

(7)  	Includes 465,000 shares that may be acquired upon exercise of currently exercisable options. Does not include shares owned by Mr. Travaglini who terminated his employment as of February 28,2002.

                   Compliance With 16(a) of the Exchange Act

	Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish us with the copies of all Section 16(a) forms they file. Based solely on our review of the copies of those forms we received or written representations from certain reporting persons that no Form 5's were required for those persons, we are not aware of any failure to file reports or report transactions in a timely manner during the fiscal year ended March 31, 2002.

                         Independent Public Accountants

         Our Board of Directors has appointed Goldstein Golub Kessler LLP, independent public accountants, to audit and report on our financial statements for the fiscal year ending March 31, 2003. Goldstein Golub Kessler has served as our principal accountants since March 29, 1999 and has been responsible for the audit of our financial statements since the fiscal year ended March 31, 1999. Shareholder approval of the appointment of our auditors is not required under federal or state law. A representative of Goldstein Golub Kessler will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

                Shareholder Proposals For the 2003 Annual Meeting

Shareholder Proposals for Inclusion in Next Year's Proxy Statement

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the SEC and our By-laws. We must receive any such proposals not later than May 27, 2003 for such proposals to be considered for inclusion in our Proxy Statement and form of proxy relating to the 2003 Annual Meeting. Proposals should be addressed to our Secretary, at 614 Corporate Way, Valley Cottage, New York, 10989.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting

	For any proposal that is not submitted for inclusion in our next year's Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, SEC rules permit management to vote proxies in its discretion if:

    * We receive notice of the proposal before the close of business on August 10, 2003 and advise shareholders in the 2003 Proxy Statement about the nature of the matter and how our management intends to vote on such matter, or

    * We do not receive notice of the proposal prior to the close of business on August 10, 2003. Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to our Secretary, at 614 Corporate Way, Valley Cottage, New York, 10989


                              Available Information

       This Proxy Statement is being mailed to our shareholders together with a copy of our Annual Report on Form 10-K as filed with the SEC. Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Securities Exchange Act, may be obtained without charge from our Secretary, Micros-to-Mainframes, Inc., at 614 Corporate Way, Valley Cottage, New York, 10989 (telephone 845-268-5000, fax 845-268-9695).

                                    By Order of the Board of Directors,


Valley Cottage, New York
September 24, 2002                       Frank T. Wong, Secretary

                        MICROS-TO-MAINFRAMES, INC.
                            614 Corporate Way
                      Valley Cottage, New York 10989

                                   PROXY

The undersigned, a holder of the common stock of MICROS-TO-MAINFRAMES, INC., a New York corporation, hereby appoints Howard A. Pavony and Steven
H. Rothman, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held on November 8, 2002 and any adjournments thereof, as follows:

    1. ELECTION OF DIRECTORS:

   [ ] FOR the nominees listed below.
   [ ] WITHHOLD AUTHORITY to vote for the  nominee(s) listed below.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

                            Howard A. Pavony

                            Steven H. Rothman

                            William Lerner

                            Arnold J. Wasserman

                            Alvin E. Nashman

                            James W. Davis

2. TO APPROVE THE 2002 LONG-TERM PERFORMANCE PLAN.


	     [   ] FOR        [   ] AGAINST        [   ] ABSTAIN


The undersigned hereby revokes any other proxy to vote at such Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and the accompanying Proxy Statement dated September 24, 2002 relating to the Annual Meeting, and the 2002 Annual Report to Shareholders.

                              Date: _____________________________, 2002


                              _________________________________________


                              _________________________________________
                                     Signature(s) of Shareholder(s)

                                   The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MICROS-TO-MAINFRAMES, INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.